UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 14, 2011

ALPHATRADE.COM

(Exact name of registrant as specified in its charter)

NEVADA	98-0211652
(State or other jurisdiction of incorporation)	(Commission File No.)

Suite 116C - 930 West 1st Street

North Vancouver, BC Canada V7P 3N4

(Address of principal executive offices and Zip Code)

(604) 986-9866

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

On March 14, 2011, Anthony K. Miller was appointed the President of AlphaTrade.com, (the “Company”). Mr. Miller is currently a Director of the Company. Effective immediately, he is taking a larger role in the Company because of his extensive public company background.

Mr. Miller was appointed as a Director of AlphaTrade.Com on December 2, 2010 and has continued to take an active role in the day-today operations of the Company. He is currently an officer of AM Oil Resources & Technology Inc. (since 2008) a subsidiary of Energy Management International a publicly traded firm trading under the symbol ENMI. From August 2005 to the present, Mr. Miller was the Chief Executive Officer of Fire Mountain Beverage Company, a publicly traded company which he co-founded. The company was a producer and marketer of branded bottled water products for itself and private label brands for many well known national retailers. From 1996 to July 2004, Mr. Miller was the President and Director of United States Crude International of Redland, California, a publicly traded oil production and technology company. Simultaneously, Mr. Miller was the interim President and Director of The Cyber Group Network, a publicly traded company. His business expertise includes business management, creating and establishing business structure, start-up consulting, creating a business identity, business plan writing, mergers, reverse takeovers, acquisitions, raising capital, going public, financial reporting, annual meetings and investor relations. Mr. Miller has signed a 1 year agreement with additional extensions based upon performance.

Mr. Miller has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. The material terms of our Employment Agreement with Mr. Miller are as follows:

  Mr. Miller shall develop a strategic plan to advance the company's mission and objectives and to promote revenue, profitability, and growth as an organization. He shall oversee company operations to insure production efficiency, quality, service, and cost-effective management of resources. In addition, he will plan, develop, and implement strategies for generating resources and/or revenues for the company.
  Mr. Miller shall receive $5,000 per month for his services and such wages are reviewable by the board based upon performance.
  Mr. Miller shall be compensated for expenses approved and reasonable or necessary incurred in connection with the Company's business including: airfare, automobile, hotel and miscellaneous expenses and travel as required by the Company.

The foregoing is provided only as a summary of the material terms of our Employment Agreement with Mr. Miller. The terms of his agreement with the Company are set forth in full in the Employment Agreement filed herewith as Exhibit 10.1.

On March 16, 2011 Mrs. Katharine Johnston agreed to resign as Principal Financial Officer, Vice President and as a Director of the Company. Her resignation takes place immediately. Mrs. Johnston’s resignation was not because of a disagreement with the Company. Under the terms of an Agreement with Mrs. Johnston, she shall be indemnified against litigation arising from any corporate actions taken during her tenure as an Officer and Director of the Company inter alia. (See Exhibit 10.2).

2

ITEM 9.01 EXHIBITS

10.1	Employment Agreement AlphaTrade-Miller
10.2	Agreement for Indemnification and Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 22nd day of March, 2011.

ALPHATRADE.COM

BY:	/s/ Gordon Muir
Gordon Muir, CEO